Exhibit 99.1

CarGurus Announces First Quarter 2020 Results

First Quarter Highlights:

•	Total revenue of $157.7 million, an increase of 17% year-over-year
•	GAAP operating income of $12.0 million; non-GAAP operating income of $25.1 million
•	GAAP net income of $12.7 million; non-GAAP net income of $22.1 million
•	Adjusted EBITDA of $27.6 million

CAMBRIDGE, MA:  May 7, 2020 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the first quarter ended March 31, 2020.

“The world, our industry, and our business have changed significantly in the months since we last spoke. The human and economic toll of the COVID-19 pandemic is staggering, and yet even in the face of these current challenges, I have seen incredible resolve and collaborative spirit from our employees and our dealer customers for which I am deeply grateful,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “In the midst of this industry turmoil, we are proud that as the market leader we’ve led with our actions: we were the first major online automotive marketplace(1) in the United States, Canada and United Kingdom to extend billings relief to our customers, helping them weather this difficult period. We’ve led by continuing to deliver value: over the last few weeks we have seen a strong rebound in organic, direct, and application-based traffic, a testament to the brand value we have built over the last several years. We’ve led with rapid innovation: our product teams launched our real-time performance marketing suite in January and have recently introduced contactless sales features, and our marketing teams have released timely consumer insights and market analysis to help dealers and consumers engage safely throughout this period. Finally, we’re also proud of how we’ve demonstrated our business’s fundamental resilience, flexibility, and underlying profitability as we scaled back expenses in mid-March to set us up well for future investment.”

COVID-19 Business Update

Through the first two months of the year, CarGurus was in position to deliver strong financial results for the full year that met or surpassed prior guidance. In January and February, U.S. monthly unique visitors were 40.1(2) million and 40.3(2) million, respectively, compared to 34.2 million average monthly unique visitors in the fourth quarter of 2019. U.S. monthly sessions in January and February were 105.2(3) million and 107.7(3) million, respectively, compared to 91.2 million average monthly sessions in the fourth quarter of 2019. Additionally, leads to U.S. paying dealers for January and February increased by 12% year-over-year. CarGurus’ international business also continued to generate strong results in its most established markets, Canada and the United Kingdom. Through February, leads across these two markets were up by 40% year-over-year.

By late February, CarGurus began to see the COVID-19 pandemic impact its business as outbreaks in Italy forced event cancellations and school closures before a nationwide lockdown was implemented in early March.  Shortly thereafter, similar restrictions were rolled out across each of CarGurus’ operating marketplaces.

(1)

CarGurus defines major online automotive marketplaces in: (i) the United States as CarGurus.com, AutoTrader.com, Cars.com, and TrueCar.com; (ii) Canada as ca.CarGurus.com, Kijiji.ca, and AutoTrader.ca; and (iii) the United Kingdom as CarGurus.co.uk, Motors.co.uk, AutoTrader.co.uk, Pistonheads.com, and Gumtree.com.

(2)	Includes users from the Autolist website from January 16, 2020 (the date of the closing of our acquisition of Autolist) to February 29, 2020.
(3)	Includes sessions from the Autolist website from January 16, 2020 (the date of the closing of our acquisition of Autolist) to February 29, 2020.

Within the United States, a number of states have issued shelter in place or stay-at-home orders and have restricted the ability to buy and sell automobiles by excluding dealerships from the list of essential businesses and/or by closing the agencies that process the transfer of automotive titles. To help its dealer customers impacted by the COVID-19 pandemic, CarGurus has announced various fee reductions across its operating marketplaces for April through June 2020. Nevertheless, CarGurus’ total paying dealers in the U.S. fell by 1,107 during the first quarter of 2020. While CarGurus’ dealer cancellation rate began to stabilize over the course of April, the U.S. total paying dealer count as of April 30, 2020 represented an approximate 6% decrease compared to total U.S. paying dealers at March 31, 2020.

As a result of the COVID-19 pandemic and the resulting impact on the Company’s revenue, on April 16, 2020, CarGurus announced several cost saving initiatives. These cost saving initiatives included a workforce reduction and cutbacks in consumer marketing and discretionary spend across the business, as well as a 50% decrease over a three-month period to executive-officer base salaries. Additionally, CarGurus announced its decision to cease marketplace operations in Germany, Italy, and Spain, and halt new international expansion efforts, which CarGurus believes will enable it to focus financial and human capital resources within its established international markets in Canada and the United Kingdom.

While the macro-economic environment makes it difficult to anticipate the many variables impacting the economy, the industry and CarGurus’ business, recent events are encouraging. For example, the rate of dealer cancellations that peaked in late March and early April has since stabilized. In the interim, to help dealers navigate the COVID-19 pandemic and to facilitate safe engagement through the CarGurus websites, CarGurus recently launched contactless sales features in its U.S., Canada and United Kingdom marketplaces. These features allow dealers to highlight socially distanced appointments, contactless purchase, and free-at-home test drive and drop-off. Specifically, in Canada and the United Kingdom, CarGurus launched a pilot program of the Delivery service product in the first quarter of 2020. Additionally, in the United Kingdom, CarGurus launched WhatsApp text and chat interactions in the first quarter of 2020. Through CarGurus’ Dealer Resource Center, CarGurus has been providing information to dealers to help them navigate the global health crisis, stay current on CarGurus product developments and strategize for the months ahead.

Revenue

•	Total revenue was $157.7 million, an increase of 17% compared to $135.3 million in the first quarter of 2019.
•	Marketplace subscription revenue was $141.9 million, an increase of 17% compared to $120.8 million in the first quarter of 2019.
•	Advertising and other revenue was $15.8 million, an increase of 10% compared to $14.4 million in the first quarter of 2019.

Operating Income

•	GAAP operating income was $12.0 million, or 8% of total revenue, compared to $7.4 million, or 5% of total revenue, in the first quarter of 2019.
•	Non-GAAP operating income was $25.1 million, or 16% of total revenue, compared to $15.3 million, or 11% of total revenue, in the first quarter of 2019.

Net Income & Adjusted EBITDA

•

GAAP net income was $12.7 million, or $0.11 per fully diluted share during the quarter ended March 31, 2020, compared to $12.6 million, or $0.11 per fully diluted share during the quarter ended March 31, 2019.

•

Non-GAAP net income was $22.1 million, or $0.19 per fully diluted share during the quarter ended March 31, 2020, compared to $13.5 million, or $0.12 per fully diluted share during the quarter ended March 31, 2019.

•	Adjusted EBITDA, a non-GAAP metric, was $27.6 million for the quarter ended March 31, 2020 compared to $16.8 million for the quarter ended March 31, 2019.

Balance Sheet and Cash Flow

•	As of March 31, 2020, CarGurus had cash, cash equivalents, and short-term investments of $155.7 million and no debt.
•

CarGurus generated $10.1 million in cash from operations and $8.3 million in free cash flow, a non-GAAP metric, during the first quarter of 2020, compared to having generated $9.7 million in cash from operations and $3.2 million in free cash flow during the first quarter of 2019.

First Quarter Business Metrics

•

U.S. revenue was $148.0 million in the first quarter of 2020, an increase of 15% compared to $128.4 million in the first quarter of 2019. GAAP operating income in the U.S. was $20.3 million, an increase of 17% compared to $17.4 million in the first quarter of 2019.

•

International revenue was $9.7 million in the first quarter of 2020, an increase of 41% compared to $6.9 million in the first quarter of 2019. GAAP operating loss in International markets was ($8.2) million, a reduction in loss of 17% compared to a loss of ($9.9) million in the first quarter of 2019.

•

Total number of paying dealers was 35,317(1) at March 31, 2020, an increase of 6% compared to 33,235 at March 31, 2019. Of the total paying dealers at March 31, 2020, U.S. and International accounted for 27,883(1) and 7,434, respectively, compared to 28,061 and 5,174, respectively, at March 31, 2019.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $18,393(2) as of March 31, 2020, an increase of 19% compared to $15,440 as of March 31, 2019.
•	AARSD in International markets was $5,222(3) as of March 31, 2020, an increase of 7% compared to $4,883(4) as of March 31, 2019.
•	Website traffic and consumer engagement metrics for the first quarter of 2020 were as follows:
o

U.S. average monthly unique users were 38.4 million(5), an increase of 1% compared to 38.0 million in the first quarter of 2019. U.S. average monthly sessions were 101.1 million(6), a decrease of (0.4%) compared to 101.6 million in the first quarter of 2019.

o

International average monthly unique users were 10.7 million, a decrease of (7%) compared to 11.5 million in the first quarter of 2019. International average monthly sessions were 25.3 million, a decrease of (2%) compared to 25.8 million in the first quarter of 2019.

(1)	Includes paying dealers from the Autolist website.
(2)	Excludes revenue and dealers from the Autolist website as it was acquired on January 16, 2020, and therefore, data for the trailing 12-month revenue calculation is not available.
(3)

Excludes revenue and dealers from the Italy website as it began earning marketplace subscription revenue in April 2019, and therefore, data for the trailing 12-month revenue calculation as of March 31, 2019 was not applicable.

(4)	Excludes revenue and dealers from the PistonHeads website as it was acquired on January 8, 2019, and therefore, data for the trailing 12-month revenue calculation was not available.
(5)	Includes users from the Autolist website from January 16, 2020 (the date of the closing of our acquisition of Autolist) to March 31, 2020.
(6)	Includes sessions from the Autolist website from January 16, 2020 (the date of the closing of our acquisition of Autolist) to March 31, 2020.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2020 financial results and business outlook at 5:00 p.m. Eastern Time today, May 7, 2020. To access the conference call, dial (888) 220-8474 for callers in the U.S. or Canada, or (646) 828-8193 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on May 7, 2020, until 11:59 p.m. Eastern Time on May 21, 2020, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 1127516. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q1 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, we also operate the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

© 2020 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance, our business and strategy, including in international markets, our ability to help our dealer customers and consumers, and the impact of the COVID-19 pandemic on our business and financial results are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to realize cost savings and achieve other benefits for our business from our planned expense reduction efforts at the levels we expect, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At March 31, 2020	At December 31, 2019
Assets
Current assets
Cash and cash equivalents	$74,451	$59,920
Investments	81,281	111,692
Accounts receivable, net of allowance for doubtful accounts of $1,247 and $240, respectively	17,536	22,124
Prepaid expenses and prepaid income taxes	18,756	10,452
Deferred contract costs	10,078	9,544
Other current assets	7,887	4,972
Restricted cash	250	250
Total current assets	210,239	218,954
Property and equipment, net	27,904	27,950
Intangible assets	11,006	3,920
Goodwill	27,298	15,207
Operating lease right-of-use assets	68,662	59,986
Restricted cash	10,770	10,553
Deferred tax assets	36,459	42,713
Deferred contract costs, net of current portion	10,384	10,514
Other non-current assets	3,716	3,826
Total assets	$406,438	$393,623
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$29,839	$36,731
Accrued expenses, accrued income taxes and other current liabilities	13,973	18,262
Deferred revenue	5,042	9,984
Operating lease liabilities	9,477	8,781
Total current liabilities	58,331	73,758
Operating lease liabilities	68,079	60,818
Deferred tax liabilities	329	284
Other non–current liabilities	1,731	1,908
Total liabilities	128,470	136,768
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 92,517,427 and 91,819,649 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	93	92
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 19,978,903 and 20,314,644 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	20	20
Additional paid-in capital	214,143	205,234
Retained earnings	64,555	51,859
Accumulated other comprehensive loss	(843)	(350)
Total stockholders’ equity	277,968	256,855
Total liabilities and stockholders’ equity	$406,438	$393,623

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 30,
	2020	2019
Revenue	$157,689	$135,270
Cost of revenue(1)	11,610	7,720
Gross profit	146,079	127,550
Operating expenses:
Sales and marketing	93,595	91,316
Product, technology, and development	23,084	15,972
General and administrative	15,860	11,760
Depreciation and amortization	1,521	1,067
Total operating expenses	134,060	120,115
Income from operations	12,019	7,435
Other income, net:
Interest income	562	744
Other income, net	166	902
Total other income, net	728	1,646
Income before income taxes	12,747	9,081
Provision for (benefit from) income taxes	51	(3,503)
Net income	$12,696	$12,584
Net income per share attributable to common stockholders:
Basic	$0.11	$0.11
Diluted	$0.11	$0.11
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	112,355,093	110,800,037
Diluted	113,489,992	113,406,320
(1) Includes depreciation and amortization expense for the three months ended March 31, 2020 and 2019 of $1,469 and $560, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Operating Activities
Net income	$12,696	$12,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,990	1,627
Currency gain on foreign denominated transactions	(102)	(833)
Deferred taxes	5,464	(3,692)
Provision for doubtful accounts	1,202	15
Stock-based compensation expense	11,606	7,686
Amortization of deferred contract costs	2,836	1,830
Changes in operating assets and liabilities:
Accounts receivable, net	5,401	(1,519)
Prepaid expenses, prepaid income taxes, and other assets	(11,047)	(1,760)
Deferred contract costs	(3,296)	(4,376)
Accounts payable	(7,437)	3,225
Accrued expenses, accrued income taxes, and other current liabilities	(4,350)	(4,009)
Deferred revenue	(4,938)	132
Lease obligations	(721)	(1,380)
Other non-current liabilities	(163)	155
Net cash provided by operating activities	10,141	9,685
Investing Activities
Purchases of property and equipment	(1,214)	(5,700)
Capitalization of website development costs	(666)	(811)
Cash paid for acquisition, net of cash acquired	(21,004)	(19,139)
Investments in certificates of deposit	—	(25,700)
Maturities of certificates of deposit	30,411	40,000
Net cash provided by (used in) investing activities	7,527	(11,350)
Financing Activities
Proceeds from exercise of stock options	514	697
Payment of finance lease obligations	(9)	(6)
Payment of withholding taxes on net share settlement of restricted stock units	(3,397)	(3,954)
Net cash used in financing activities	(2,892)	(3,263)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(28)	(23)
Net increase (decrease) in cash, cash equivalents, and restricted cash	14,748	(4,951)
Cash, cash equivalents, and restricted cash at beginning of period	70,723	37,558
Cash, cash equivalents, and restricted cash at end of period	$85,471	$32,607

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2020	2019(1)
GAAP operating income	$12,019	$7,435
Stock-based compensation expense	11,681	7,686
Amortization of intangible assets	432	155
Acquisition-related expenses	944	5
Non-GAAP operating income	$25,076	$15,281

GAAP operating margin	8%	5%
Non-GAAP operating margin	16%	11%

(1) In December 2019, we revised our definition of Non-GAAP operating income to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP operating income for the three months ended March 31, 2019 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019(3)
GAAP net income	$12,696	$12,584
Stock-based compensation expense, net of tax(1)	9,228	6,072
Change in tax provision from stock-based compensation expense(2)	(1,233)	(5,323)
Amortization of intangible assets	432	155
Acquisition-related expenses	944	5
Non-GAAP net income	$22,067	$13,493
Non-GAAP net income per share:
Basic	$0.20	$0.12
Diluted	$0.19	$0.12
Shares used in non-GAAP per share calculations
Basic	112,355	110,800
Diluted	113,490	113,406
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

(3) In December 2019, we revised our definition of Non-GAAP net income to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP net income for the three months ended March 31, 2019 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$157,689	$135,270
Cost of revenue	11,610	7,720
Gross profit	146,079	127,550
Stock-based compensation expense included in Cost of revenue	99	81
Acquisition-related expenses included in Cost of revenue	22	—
Non-GAAP gross profit	$146,200	$127,631

GAAP gross profit margin	93%	94%
Non-GAAP gross profit margin	93%	94%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended March 31,
	2020					2019
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Non-GAAP expense
Cost of revenue	$11,610	$(99)	$—	$(22)	$11,489	$7,720	$(81)	$—	$—	$7,639
S&M	93,595	(2,692)	—	(152)	90,751	91,316	(2,312)	—	—	89,004
P,T&D(1)	23,084	(5,405)	—	(527)	17,152	15,972	(3,183)	—	—	12,789
G&A	15,860	(3,485)	—	(243)	12,132	11,760	(2,110)	—	(5)	9,645
Depreciation & amortization	1,521	—	(432)	—	1,089	1,067	—	(155)	—	912
Operating expenses(2)	$134,060	$(11,582)	$(432)	$(922)	$121,124	$120,115	$(7,605)	$(155)	$(5)	$112,350
Total expenses	$145,670	$(11,681)	$(432)	$(944)	$132,613	$127,835	$(7,686)	$(155)	$(5)	$119,989
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) In December 2019, we revised our definition of Non-GAAP expense to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP expense for the three months ended March 31, 2019 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2020	2019(1)
GAAP net income	$12,696	$12,584
Depreciation and amortization	2,990	1,627
Stock-based compensation expense	11,681	7,686
Acquisition-related expenses	944	5
Other income, net	(728)	(1,646)
Provision for (benefit from) income taxes	51	(3,503)
Adjusted EBITDA	$27,634	$16,753

(1) In December 2019, we revised our definition of Adjusted EBITDA to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Adjusted EBITDA for the three months ended March 31, 2019 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$10,141	$9,685
Purchases of property and equipment	(1,214)	(5,700)
Capitalization of website development costs	(666)	(811)
Non-GAAP free cash flow	$8,261	$3,174

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other income, net, and the provision for (benefit from) income taxes. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, and acquisition-related expenses. Non-GAAP net income and non-GAAP net income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We have not reconciled our non-GAAP operating margin guidance presented on our first quarter 2020 financial results conference call to GAAP operating margin because stock-based compensation, amortization of intangible assets and acquisition-related expenses, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, and therefore cannot be determined without unreasonable effort. While a reconciliation of such non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to one of our paid Listings packages or Dealer Display advertising and audience targeting products at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, (iii) Greenwich Mean Time for our U.K. websites, and (iv) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Rodney Nelson

Head of Investor Relations, CarGurus

888-508-1190

investors@cargurus.com